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LICENSE AGREEMENT

This LICENSE AGREEMENT (this “Agreement”) is made and entered into this 17th day of July, 2017 (the “Effective Date”) by and between Marina Biotech, Inc. (formerly known as MDRNA, Inc.), a Delaware corporation (“Marina”), and Oncotelic, Inc., a Delaware corporation, (“Oncotelic”).

WHEREAS, Marina is the owner of NOV340 and other lipid nanoparticle delivery technologies collectively referred to as the SMARTICLES™ technology (as further defined below, the “SMARTICLES™ Technology”) and certain antisense nucleotides collectively referred to as Conformationally Restricted Nucleotides or “CRN” (the “CRN Molecules”); and

WHEREAS, Oncotelic desires to license the Marina Technology (as defined below) (i) to ascertain whether the Delivery Technologies (as defined below) can be utilized to develop products in the SMARTICLES™ Field (as defined below), (ii) whether the CRN Molecules can be developed into products targeting transforming growth factor beta (TGF-beta) and (iii), if so, to commercialize such products.

NOW THEREFORE, in consideration of the promises and of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties intend to be legally bound as follows:

1.	Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

1.1	“Affiliates” means, as to any party, any corporation or business entity controlled by, controlling, or under common control with such party. For this purpose, “control” shall mean direct or indirect beneficial ownership of at least fifty percent (50%) of the voting stock or income interest in such corporation or other business entity, or such other relationship as, in fact, constitutes actual control.

1.2	“API” means a CRN Molecule or other antisense nucleotide. To be clear, API is meant to include solely peptides, or proteins that are not restricted by the [***] Agreement.

1.3	“Commercial Sale” means, with respect to a Licensed Product in any jurisdiction in the Territory, a commercial transfer, lease or disposition for value of such Licensed Product in such jurisdiction to a third party in a bona fide arm’s length transaction after marketing approval from the relevant regulatory authority in such jurisdiction has been obtained.

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1.4	“Conformationally Restricted Nucleotides” means nucleotides the conformations of which are restricted through the use of Marina’s Technology.

1.5	“Control” or “Controlled” means, with respect to any know-how, patent rights or other intellectual property rights, that a party has the legal authority or right (whether by ownership, license or otherwise) to grant a license, sublicense, access or right to use (as applicable) under such know-how, patent rights, or other intellectual property rights, including to the other party on the terms and conditions set forth herein, as applicable, in each case without breaching the terms of any agreement with a third party.

1.6	“CRN Field” means the targeting of TGF-Beta in mammals (including humans) using Conformationally Restricted Nucleotides.

1.7	“CRN Molecules” means certain patented Conformationally Restricted Nucleotides that can be substituted within an RNA- or DNA-based oligonucleotide analog in which a chemical bridge connects the C2’ and C4’ carbons of ribose. The chemical bridge in the ribose of a CRN locks the ribose in a fixed conformation, which in turn restricts the flexibility of the nucleobase and phosphate group.

1.8	“CRN Technology” means all know-how and other information owned or Controlled by Marina relating specifically to the production or use of CRN Molecules.

1.9	“Delivery Technologies” means the SMARTICLES™ Technology and such other technologies as may be added to this Agreement by agreement of the parties hereto.

1.10	“Field” means the CRN Field and the SMARTICLES™ Field.

1.11	“First Commercial Sale” with respect a Licensed Product means the first Commercial Sale (without regard to approved indication) in any jurisdiction in the Territory in a bona fide arm’s length transaction after marketing approval from the relevant regulatory authority in such jurisdiction has been obtained.

1.12	“IND” means an ‘investigational new drug application’ as such term is used under the United States Federal Food, Drug and Cosmetic Act, as amended from time to time, and all regulations promulgated thereunder, or any equivalent application to the relevant regulatory authority in any jurisdiction in the Territory other than the United States.

1.13	“Licensed Product” means, as the context may require, (a) a product incorporating CRN Molecules for use solely in the CRN Field and/or (b) a therapeutic, diagnostic, prophylactic and palliative product comprised of an API (other than a CRN Molecule) which is delivered to a cell of therapeutic interest or used for diagnostic, prophylactic and palliative purposes using the SMARTICLES™ Technology. For clarity, (i) Licensed Products which incorporate different APIs shall be considered different Licensed Products, and (ii) regardless of which Delivery Technology or combination thereof is used, Licensed Products which incorporate the same API even if approved for different uses or indications or in multiple jurisdictions or countries in the Territory, shall be considered the same Licensed Product.

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1.14	“Marina Intellectual Property” has the meaning set forth in Section 5.1.

1.15	“Marina Know-How” has the meaning set forth in Section 5.1.

1.16	“Marina Patents” means (i) the patents and patent applications identified in Part I of Schedule A (the “Delivery Patents”) and Part II of Schedule A (the “CRN Patents”) and, together with the Delivery Patents, (the “Marina Patents”), (ii) any other patents and patent applications owned or Controlled by Marina as of the Effective Date that have claims covering a Delivery Technology or a CRN Molecule, and (iii) any other patents and patent applications that are owned solely or Controlled by Marina at any time during the New Technology Period and that have claims covering a Delivery Technology or any modifications or improvements to any inventions and or technology that is the subject of the patents and patent applications described in clauses (i) and (ii) of this definition. For clarity, Marina Patents will include any such applications pending at any time during the New Technology Period (and patents issued in respect to such applications regardless of when issued), including, without limitation, provisional applications, continuations, continuations-in-part, divisional and substitute applications.

1.17	“Marina Technology” has the meaning set forth in Section 5.1.

1.18	“New Technology Period” means the three (3) year period following the Effective Date except that the New Technology Period means the term of this Agreement in respect of (i) any Innovations developed by Oncotelic as contemplated by Section 5.1.1(ii) and Section 5.1.2 or (ii) any patents and patent applications that have claims covering any such Innovations.

1.19	“[***]” means [***], which has obtained certain expertise in developing and manufacturing delivery technologies and formulations using Delivery Technologies.

1.20	“[***] Agreement” means the License Agreement between [***] and Marina dated as of [***], as the same may be amended, modified or extended from time to time.

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1.21	“SMARTICLES™ Field” means all therapeutic, diagnostic, prophylactic and palliative uses in mammals (including humans).

1.22	“SMARTICLES™ Technology” means Marina’s NOV340 and other related lipid nanoparticle delivery technology and lipids owned or Controlled by Marina as of the Effective Date, or that comes to be owned or Controlled by Marina at any time during the New Technology Period, based on fully charge-reversible particles allowing delivery of active substance (siRNA, single-stranded oligonucleotides, etc.) inside a cell either by local or systemic administration.

1.23	“Stock Purchase Agreement” means that Stock Purchase Agreement entered into as of the Effective Date among Marina and those Purchasers named therein.

1.24	“Territory” means worldwide.

1.25	“TGF-Beta” means transforming growth factor beta, a group of structurally related cell regulatory peptides that control proliferation, differentiation and other functions in many cell types.

2.	Grant of License. Subject to the terms of this Agreement, Marina hereby grants to Oncotelic (a) an exclusive, sublicensable through multiple tiers (subject to Section 7) license (the ““SMARTICLES™ License”) under the SMARTICLES™ Technology and the SMARTICLES™ Intellectual Property (i) to research, develop, make, have made, import, use, offer for sale or sell Licensed Products in the SMARTICLES™ Field in the Territory, and (b) an exclusive, sublicensable through multiple tiers (subject to Section 7) license (the “CRN License”) under the CRN Technology and the CRN Intellectual Property to research, develop, make, have made, import, use, offer for sale or sell Licensed Products that include CRN Molecules in the CRN Field in the Territory (clauses (a) and (b) collectively, the “Agreed Purpose”), all in accordance with the terms and conditions of this Agreement.

2.1	The parties acknowledge that Marina has previously granted an exclusive license under the Marina Patents and the Marina Technology for “all fields of use other than therapeutic, diagnostic, prophylactic and palliative uses in mammals (including humans) (the “Prior Granted Fields”). In the event that any right to practice the Marina Patents or the Marina Technology in the Prior Granted Fields reverts to Marina during the term of this Agreement (as defined in Section 15.1.1), Marina shall notify Oncotelic within thirty (30) days thereafter, which notice shall contain Marina’s offer to amend the definition of the SMARTICLES™ Field in this Agreement (without further consideration from Oncotelic) to include such reverted Prior Granted Field (the “Reverted Field”). Upon acceptance in writing by Oncotelic of such offer, the same rights previously granted to Oncotelic with regard to the original SMARTICLES™ Field shall be extended to the Reverted Field automatically, and without further action by the parties, provided that Oncotelic complies with all of the terms and conditions of this Agreement with respect to any Licensed Product made, used or sold in the Reverted Field. Oncotelic shall be responsible and shall reimburse Marina upon demand for all costs and expenses incurred by Marina to maintain such rights extended to the Reverted Field.

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2.2	Oncotelic (or its sublicensees) shall be responsible at their own expense for manufacturing or having manufactured the Licensed Products, providing the staff, animals, tools and equipment, materials and laboratory space necessary to research, develop, and clinically evaluate Licensed Products (including reporting of the data generated from such evaluation procedures).

2.3	This Agreement does not preclude Marina from granting other licenses of the Marina Technology or the Marina Patents to third parties for manufacturing or any other purposes.

2.4	Each party acknowledges that the rights and licenses granted under this Article 2 and elsewhere in this Agreement are limited to the scope expressly granted. Accordingly, except for the rights and licenses expressly granted in this Agreement, neither party is granted any right or license under or to any technology, patents or other intellectual property rights of the other party, nor shall any such right or license be implied or imputed, by estoppel or otherwise. All rights with respect to the technology, patents or other intellectual property of a party that are not specifically granted herein are reserved to the owner thereof.

3.	Technology Transfer; Evaluation of Delivery Technologies.

3.1	Oncotelic represents and warrants that it has the expertise necessary to appreciate the significance of all Marina Technology provided to it by Marina and to handle any related physical materials with care and without danger to Oncotelic, its employees, Marina or the public. Oncotelic acknowledges and agrees that it has requested and received from Marina all information and advice which it reasonably believes is necessary to ensure that it is capable of handling the physical materials in a safe and prudent manner. Oncotelic shall not expose to or use in humans any of the physical materials except as permitted by applicable law and Oncotelic will in any event conduct its activities with such physical materials in compliance with all applicable laws.

3.2	Marina will be responsible for making available to Oncotelic or (subject to Section 9.2) to [***] or other contract manufacturer identified to Marina, upon written request and without charge (except as set forth in Section 3.3), all Marina Know-How relevant to the Agreed Purpose.

3.3	Oncotelic shall use commercially reasonable efforts to determine whether it believes the Delivery Technologies may improve the delivery of APIs and to keep Marina reasonably informed regarding the progress of its evaluation program. No later than (i) any filing by Oncotelic or any of its sublicensees of an IND in respect of a Licensed Product or (ii) three (3) years following the Effective Date, whichever is earlier, Oncotelic shall provide written notice to Marina including a summary of the results of Oncotelic’s evaluation program and whether it intends to pursue, or cause to be pursued, further development and commercialization of Licensed Products (the “Evaluation Notice”).

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4.	Representations and Warranties.

4.1	General Representations and Warranties. Each party hereby represents and warrants to the other party that such party:

4.1.1	is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated;

4.1.2	has the full corporate or organizational power and authority, and has obtained all approvals, permits and consents necessary, to enter into this Agreement and to perform its obligations hereunder; and

4.1.3	this Agreement has been duly executed and delivered on behalf of such party, and constitutes a legal, valid, binding obligation, enforceable against such party in accordance with its terms.

4.2	Marina. Marina hereby covenants, represents and warrants to Oncotelic that:

4.2.1	Marina is the owner of record of the Marina Technology and the Marina Intellectual Property, and Marina has all rights necessary to grant the rights and licenses under the Marina Technology and the Marina Intellectual Property which are granted to Oncotelic under this Agreement;

4.2.2	Marina knows of no reason why the Marina Patents should not be valid and enforceable, or why any pending patent applications within the Marina Patents should not, if resulting in issued Marina Patents, be valid and enforceable, and no third party has alleged in writing that any of the Marina Patents is invalid or unenforceable;

4.2.3	Marina is not bound by, and none of the Marina Intellectual Property is subject to, any contract that in any way limits or restricts the ability of Marina to use, exploit, assert, or enforce any such Marina Intellectual Property asset anywhere in the world;

4.2.4	Marina has not granted, and will not grant, any rights in the Delivery Technologies that are inconsistent with the licenses and rights granted to Oncotelic under this Agreement;

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4.2.5	the Marina Patents are not subject to any pending re-examination, opposition, interference or litigation proceedings;

4.2.6	no claims of infringement, misappropriation or other conflict with any intellectual property rights or other rights of any third party were pending in the twelve (12) months preceding the Effective Date, are pending or, to Marina’s knowledge, are threatened with respect to the Marina Technology or the Marina Intellectual Property;

4.2.7	Marina believes its commercial relationship with [***] is in good legal standing. [***] has not given Marina notice (written or oral) terminating, canceling, reducing the volume under, or renegotiating the pricing terms or any other material terms of any contract or relationship with Marina and Marina has no reason to believe that [***] intends to take any of such actions; and

4.2.8	Based on Marina’s preclinical studies and clinical experience disclosed to Marina by licensees through the Effective Date, Marina is not aware of any undesirable experiences associated with the use of a medical product in a patient or any other facts or circumstances, in each case related to or involving the use of a Delivery Technology, that could reasonably be expected to cause any regulatory agency or other governmental authority to question the suitability, safety, or efficacy of such Delivery Technology for delivery of therapeutics inside a cell or used for diagnostic, prophylactic and palliative purposes.

5.	Intellectual Property.

5.1	Marina Intellectual Property.

5.1.1	As between the parties, Marina shall be the exclusive owner of, and shall have all right, title and interest in (a) all technology (including the Delivery Technologies and the CRN Technology), discoveries, innovations, or improvements, know-how, documentation, reports, information, records, processes, procedures, raw data, specimens and/or other work product owned or Controlled by Marina (all of the foregoing collectively, the “Marina Know-How”), which Marina Know-How either (i) predates the Effective Date or (ii), subject to Section 5.1.2, does not exist at the Effective Date, is developed by Oncotelic by reference to or in reliance on the Marina Know How, and is generally applicable to the manufacture or use of SMARTICLES™ or CRN Molecules or to the delivery using a Delivery Technology of both APIs and macromolecules other than APIs (all of the foregoing, including the Marina Know-How, collectively, the “Marina Technology”), and (b) all Marina Patents, and any other patents and other intellectual property rights related to or based solely upon the Marina Know-How (the Marina Technology and the Marina Patents, collectively, the “Marina Intellectual Property”). Except as provided herein, no license, express or implied, by estoppel or otherwise, to any Marina Technology or Marina Intellectual Property is granted herein.

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5.1.2	If at any time Oncotelic determines that it may develop any technology, discoveries, innovations, or improvements (each, an “Innovation”) which would be considered Marina Technology under Section 5.1.1(ii), then Oncotelic shall promptly notify Marina in writing thereof, generally describing the anticipated Innovation and the development plan for realizing such Innovation and confirming Marina’s ownership rights to such Innovation pursuant to Section 5.1.1(ii). Oncotelic may also submit simultaneously a term sheet outlining the proposed terms for a license of such Innovation from Marina. Marina shall have the unrestricted right to use (and to license and sublicense), in the Territory each such Innovation outside the Field hereunder, and upon the termination of this Agreement Marina shall own all of the rights to practice each Innovation in the Territory.

(a) Any such description and term sheet shall be deemed Confidential Information of Oncotelic hereunder unless and until the parties enter into a definitive license agreement with respect to such Innovation, in which case the treatment of such description and terms shall be addressed in such definitive agreement.

(b) If Oncotelic submits a proposed term sheet regarding an Innovation to Marina after the expiration of the New Technology Period, then within a reasonable time following receipt of such notice, the parties shall enter into negotiations regarding Oncotelic’s proposal. All such negotiations shall be conducted by the parties in good faith. If, despite such good faith negotiations, Marina and Oncotelic do not reach agreement on the terms of such an agreement within three (3) months (or such longer period as agreed by the parties in writing) from the notification in writing by Oncotelic to Marina, then Oncotelic may proceed with such Innovation at its own risk, with the understanding that it will have no right to practice such Innovation outside the Field without the written agreement of Marina and will be obligated under Section 5.3 to assign all of its right, title and interest in such Innovation to Marina; provided, that if, after such assignment, Marina offers licensing conditions for such Innovation to a Third Party for any country in the Territory that are, taken as a whole, financially and/or commercially materially more favorable than those that were last proposed by Oncotelic in writing in the parties’ negotiations, Marina shall propose those new terms in writing to Oncotelic, which shall have thirty (30) days after receipt of such new terms to exercise the right to negotiate in good faith and execute with Marina an agreement on the same terms and conditions as those offered by Marina to such Third Party. After expiration of such thirty (30) days, Marina shall be free to enter into an agreement with such Third Party on such terms.

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(c) Notwithstanding the foregoing, Marina shall have the sole and exclusive right to seek patent protection for each Innovation, and any patent application filed during the New Technology Period or issued patent claiming such Innovation shall constitute a Marina Patent covered by the license set forth herein. Oncotelic shall cooperate with all reasonable requests of Marina in furtherance of such patent application. Marina agrees that it will not license (or disclose any non-public information regarding) any Innovation to any Third Party seeking to utilize any Delivery Technology in conjunction with any gene-editing technology, provided, that Marina shall have no liability to Oncotelic if another licensee of a Delivery Technology, without any breach by Marina of the foregoing, independently develops (as evidenced by such licensee’s contemporaneous records) technology, discoveries, innovations, or improvements substantially similar to an Innovation.

5.2	Oncotelic Intellectual Property. As between the parties, Oncotelic shall be the exclusive owner of and shall have all rights, title and interest in (a) all technology (including the Oncotelic Technology), discoveries, innovations, or improvements, know-how, documentation, reports, information, records, processes, procedures, raw data, specimens and/or other work product owned or Controlled by Oncotelic (all of the foregoing collectively, the “Oncotelic Know-How”) which Oncotelic Know-How either (i) predates the Effective Date or does not exist at the Effective Date and is independently generated by or on behalf of Oncotelic without reference to or in reliance on any Marina Technology, or (ii) does not exist at the Effective Date, is developed by either party by reference to or in reliance on any Marina Technology and is not an Innovation covered by Section 5.1.2 (all of the foregoing, including the Oncotelic Know-How, collectively, the “Oncotelic Technology”) and (b) all patent and other intellectual property rights related to or based solely upon Oncotelic Know-How (all of the foregoing collectively, the “Oncotelic Intellectual Property”).

5.3	Assignments of Intellectual Property Rights. To the extent any intellectual property rights in any technology do not vest by operation of law or otherwise in the correct party consistent with the parties’ intention reflected in Sections 5.1 and 5.1.2(b), each of Oncotelic or Marina, as the case may be, agrees to assign and does hereby assign to the other party all of its rights, title, and interest, including intellectual property rights, in any such technology that the other party is entitled to own pursuant to Sections 5.1 or 5.1.2(b), as the case may be. The assignee party under this Section 5.3 shall have the sole and exclusive right to file, prosecute, maintain and enforce all intellectual property rights in all such technology. The assigning party under this Section 5.3 shall provide reasonable assistance at no extra cost to the assignee party to carry out this provision.

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5.4	Maintenance of Patents. Marina agrees to use commercially reasonable efforts (a) to maintain each of the issued Marina Patents and (b) to pursue issuance of patents in respect of any patent applications included in the Marina Patents. If Marina determines to abandon or cease pursuing issuance of any Marina Patent in any particular jurisdiction, Marina will provide prior written notice to Oncotelic of such intention to abandon or decline responsibility not less than thirty (30) days prior to the last allowable date for filing or taking any other action required with respect to such Marina Patent.

6.	Initial License Period. Notwithstanding Article 2 above, for a period commencing on the Effective Date and ending on the date that Oncotelic pays the Commercial License Fee (as defined in Section 8.2) (such period, the “Initial License Period”), Oncotelic and its sublicensees shall not sell or have sold any Licensed Product to any third parties for use in the Field anywhere in the Territory; provided, however, the prohibition in this Article 6 shall not restrict in any manner the purchase or sale of any quantities of Licensed Product intended for use in research and development activities, in clinical trials, in connection with regulatory submissions for marketing approvals, in compassionate use cases, or similar non-commercial activities. Additionally, during the Initial License Period, Oncotelic and its sublicensees shall not make any application for a patent or other intellectual property protection in any country of the world related to technology, discoveries, innovations, or improvements discovered or reduced to practice that refers to or relies on any Delivery Technology and that is specifically applicable to the delivery using a Delivery Technology of APIs, without prior notification to Marina. Oncotelic shall include in each sublicense entered into during the Initial License Period an express acknowledgement by such sublicensee that it is subject to the restrictions set forth in this Section and that Marina shall be deemed a third party beneficiary of such restrictions. Any breach of such restrictions by such sublicensee shall be deemed a breach of this Agreement by Oncotelic.

7.	Sublicenses. The License includes the right to grant sublicenses within the scope thereof. Oncotelic and any sublicensee (with respect to any lower tier sublicense) shall include in any sublicense agreement with its sublicensees an explicit reference to this Agreement, provided, however, Oncotelic shall continue to be primarily liable for payment and performance of all of Oncotelic’s obligations due to Marina under this Agreement. All sublicense agreements with sublicensees shall be consistent with the terms and conditions hereunder. Oncotelic shall notify Marina in writing within thirty (30) days of any sublicense granted, including without limitation the identity of the sublicensee, the term, and the general scope of the rights granted. All such information regarding a sublicense shall be deemed Confidential Information of Oncotelic.

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8.	Payments. In consideration of the execution by Marina of this Agreement, Oncotelic shall make the following payments to Marina:

8.1	Evaluations License Fee. Simultaneous with the execution and delivery of this Agreement, Oncotelic shall enter into a Stock Purchase Agreement in form and substance reasonably acceptable to Marina and Oncotelic, pursuant to which Marina will sell to Oncotelic shares of the common stock of Marina for an aggregate purchase price of $250,000, with the purchase price for each share of Marina common stock being $0.45.

8.2	Commercial License Fee. Unless this Agreement is earlier terminated, within thirty (30) days following Oncotelic’s delivery of an Evaluation Notice (as defined in Section 3.3) advising that it intends to pursue, or cause to be pursued, further development and commercialization of Licensed Products, Oncotelic shall, in connection therewith (and as a condition thereto), enter into a Stock Purchase Agreement in form and substance reasonably acceptable to Marina and Oncotelic, pursuant to which Marina will sell to Oncotelic shares of the common stock of Marina for an aggregate purchase price of $500,000, with the purchase price for each share of Marina common stock being the greater of $0.45 or the volume weighted average price of the Marina common stock for the thirty (30) trading days immediately preceding the date on which Oncotelic delivers the Evaluation Notice to Marina.

8.3	For up to and including three Licensed Products achieving Commercial Sales in the amounts specified below, Oncotelic shall pay to Marina a milestone (collectively the “Sales Milestones”) of Ten Million Dollars ($10,000,000) upon reaching Commercial Sales in the Territory in any given twelve month period equal to or greater than [***] Dollars ($[***]) for a given Licensed Product and of Twenty Million Dollars ($20,000,000) upon reaching Commercial Sales in any given twelve month period equal to or greater than [***] Dollars ($[***]) for such Licensed Product, such payments to be made within thirty (30) days following the month in which such Commercial Sale targets are met. For clarity’s sake, the aggregate amount of Sales Milestones paid hereunder may not exceed in any event Ninety Million Dollars ($90,000,000). There is no milestone payments for any Licensed Products achieving Commercial Sales after the third such Licensed Product.

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9.	Confidentiality.

9.1	Definition. “Confidential Information” as used in this Agreement will include all non-public oral and written information and material, in tangible or intangible form (including but not limited to Marina Intellectual Property and Oncotelic Intellectual Property) which one party furnishes (“Disclosing Party”), directly or indirectly, to the other party (“Receiving Party”). Confidential Information expressly does not include:

(a) information that was already known to the Receiving Party without obligation of confidentiality prior to disclosure of it to the Receiving Party by the Disclosing Party;

(b) information that is disclosed to the Receiving Party without obligation or confidentiality by a third party who has the right to make such disclosure;

(c) information that is in the public domain or hereafter enters the public domain through no fault of the Receiving Party; and

(d) information that was independently developed by the Receiving Party without any reliance on Confidential Information of the Disclosing Party.

9.2	Non-Disclosure. The Receiving Party shall (i) keep the Disclosing Party’s Confidential Information in strict confidence; (ii) protect it with the same degree of care as the Receiving Party treats its own confidential information, but with no less than reasonable care; (iii) not, without the prior written consent of the Disclosing Party, disclose or permit it to be disclosed to anyone other than (A) the Receiving Party’s actual or prospective sublicensees, directors, officers, employees, agents, independent contractors or consultants who have a legitimate need to know the Confidential Information in connection with the Agreed Purpose, or (B) regulatory authorities in connection with regulatory submissions or other communications related to any Licensed Product; and (iv) will not use and will not permit its sublicensees, directors, officers, employees, agents, independent contractors or consultants to use the Disclosing Party’s Confidential Information for any reason other than the Agreed Purpose. The Receiving Party shall only make disclosure to its actual or prospective sublicensees, directors, officers, employees, agents, independent contractors or consultants who are bound by the confidentiality obligations at least as restrictive as those set forth in this Agreement.

9.3	Compelled Disclosure. In the event the Receiving Party is required by any court or legislative or administrative body (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigation demand or similar process) to disclose any Confidential Information of the Disclosing Party, the Receiving Party shall provide the Disclosing Party with prompt notice of such requirement in order to afford the Disclosing Party an opportunity to seek an appropriate protective order or to legally contest such disclosure. The Receiving Party shall cooperate, at the Disclosing Party’s expense, with all reasonable requests of the Disclosing Party for assistance in seeking such order or contesting such disclosure. However, if the Disclosing Party is unable to obtain or does not seek such protective order and the Receiving Party is, in the opinion of its counsel, compelled to disclose such Confidential Information under pain or liability for contempt or other censure or penalty, disclosure of such information may be made without liability.

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9.4	Return of Confidential Information. Upon demand by the Disclosing Party, the Receiving Party shall return and deliver all Confidential Information of the Disclosing Party which was disclosed to it, and the Receiving Party shall destroy all copies, summaries, compilations or analyses thereof, in whatever form maintained or derived and a senior officer of the Receiving Party shall, upon request, certify as to such return and destruction. Notwithstanding the foregoing, (a) during the term of this Agreement, Oncotelic and its sublicensees may retain any Marina Know-How licensed under Article 2, and (b) following any such demand, the Receiving Party (i) may retain one copy of the Confidential Information for legal purposes by the Receiving Party’s legal division, including for the purpose of certifying the scope and nature of the documents received under this Agreement, and (ii) will not be required to destroy any computer files stored securely by the Receiving Party that are created during automatic system back-up.

9.5	Publicity; Terms of Agreement. The parties shall treat the existence and material terms of this Agreement as Confidential Information and shall not disclose such Confidential Information to third parties without the prior written consent of the other party or except as provided in this Section 9.5.

9.5.1	The parties agree that upon execution of this Agreement or shortly thereafter, Marina may issue a press release substantially and materially in the form attached hereto as Exhibit B. Except for such press release or as otherwise required by applicable law or applicable stock exchange requirements, neither Marina nor Oncotelic shall issue or cause the publication of any other press release or public announcement with respect to the transactions contemplated by this Agreement without the express prior approval of the other party, which approval shall not be unreasonably withheld or delayed; provided that, each of Marina and Oncotelic may make any public statement in response to questions by the press, analysts, investors or those attending industry conferences or financial analyst calls, or issue press releases, so long as any such public statement or press release is not inconsistent with prior public disclosures or public statements approved by the other party pursuant to this Section 9.5.1 and which do not reveal non-public information about the other party. With respect to complying with the disclosure requirements of the Securities and Exchange Commission or other regulatory agencies, in connection with any required filing of this Agreement with such agency, the parties shall consult with one another concerning which terms of this Agreement shall be requested to be redacted in any public disclosure of the Agreement by the agency, and each party shall seek confidential treatment by the agency in public disclosure of the Agreement by the agency for all sensitive commercial, financial and technical information.

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9.5.2	Each party may disclose Confidential Information with respect to the existence and material terms of this Agreement and the transactions contemplated by this Agreement (i) to Affiliates and potential commercial partners who need to know such information for the development, manufacture and commercialization of Licensed Products, (ii) to bankers, lawyers, accountants, agents or other third parties in connection with due diligence or similar investigations, and (iii) to potential third party investors in confidential financing documents or potential acquirers or merger partners in confidence pursuant to due diligence; provided in each case that any such party or person receiving such Confidential Information is bound by obligations of confidentiality and non-use at least as restrictive as those set forth herein.

10.	Return of Property.

10.1	Return of Marina’s Property. Oncotelic acknowledges that Marina’s sole and exclusive property includes all materials and information provided by Marina to Oncotelic, whether or not constituting Marina Intellectual Property or Confidential Information and whether or not related to the Agreed Purpose. Oncotelic agrees to promptly deliver or destroy Marina’s property that is then in Oncotelic’s possession, including but not limited to, Marina Intellectual Property, upon the earlier of Marina’s request or the termination of this Agreement. Notwithstanding the foregoing, during the term of this Agreement, Oncotelic and its sublicensees may retain any Marina Know-How licensed under Article 2. Oncotelic shall not make or retain any copies of Marina Intellectual Property or any other materials supplied by Marina, except as provided in Section 9.4.

10.2	Return of Oncotelic’s Property. Marina acknowledges that Oncotelic’s sole and exclusive property includes all materials and information provided by Oncotelic to Marina, whether or not constituting Oncotelic Intellectual Property or Confidential Information of Oncotelic and whether or not related to the performance of the Agreed Purpose. Marina agrees to promptly deliver Oncotelic’s property that is then in Marina’s possession to Oncotelic, including but not limited to, Oncotelic Intellectual Property, upon the earlier of Oncotelic’s request or the termination of this Agreement. Marina shall not make or retain any copies of Oncotelic Intellectual Property or any other materials supplied by Oncotelic, except as provided in Section 9.4.

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11.	Indemnification.

11.1	By Oncotelic. Oncotelic shall defend, indemnify, and hold harmless Marina, its Affiliates (other than Oncotelic) and their respective directors, officers, shareholders, employees and agents (“Marina Indemnitees”), from and against any and all liabilities, claims, damages, losses, penalties, fines, costs, expenses (including reasonable attorneys’ fees), judgments or settlements (collectively, “Liabilities”) arising from or occurring as a result of any investigation, claim, action, suit, or other proceeding by any Person other than the parties (each, a “Third Party Claim”) against a Marina Indemnitee, which Third Party Claim is due to or based upon: (a) any breach of a representation, warranty, covenant or agreement made or undertaken by Oncotelic under this Agreement; (b) any negligent or more culpable act of Oncotelic, or any of its Affiliates or sublicensees under this Agreement; or (c) the development, manufacture, use, offer for sale, sale, importation or marketing of any Licensed Product by Oncotelic, or any of its Affiliates or sublicensees. However, Oncotelic shall not indemnify or hold harmless any Marina Indemnitee from any Liabilities to the extent that such Liabilities were the direct result of the acts or omissions of a Marina Indemnitee, or any breach of any term or warranty of this Agreement by Marina.

11.2	By Marina. Marina shall defend, indemnify, and hold harmless Oncotelic, its Affiliates (other than Marina) and their respective directors, officers, shareholders, employees and agents (“Oncotelic Indemnitees”), from and against any and all Liabilities arising from or occurring as a result of a Third Party Claim against a Oncotelic Indemnitee, which Third Party Claim is due to or based upon: (a) any breach of a representation, warranty, covenant or agreement made or undertaken by Marina under this Agreement; (b) any negligent or more culpable act of Marina or its Affiliates under this Agreement, or (c) based on a claim that use of Marina Technology or Marina Intellectual Property in connection with the manufacture, use or sale of a Licensed Product infringes or misappropriates any third party intellectual property rights, except that Marina shall not have any liability to Oncotelic to the extent that the challenged use of Marina Technology or Marina Intellectual Property in combination with macromolecules other than APIs or other methods or technologies for producing macromolecules (including other gene-editing technologies) would not itself be infringing. However, Marina shall not indemnify or hold harmless any Oncotelic Indemnitee from any Liabilities to the extent that such Liabilities were the direct result of the acts or omissions of a Oncotelic Indemnitee or any breach of any term or warranty of this Agreement by Oncotelic.

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11.3	Indemnification Procedures. In the event an Indemnitee (either a Oncotelic Indemnitee or a Marina Indemnitee) intends to claim indemnification under this Article 11, such Indemnitee shall provide the indemnifying party with prompt notice of the Third Party Claim. The indemnifying party shall have the right to control, with counsel of its choice, the defense thereof or to settle any such Third Party Claim; provided, however, that the indemnifying party shall not enter into any settlement that admits fault, wrongdoing or damages or restricts the Indemnitee’s business in any way without the affected Indemnitee’s written consent, such consent not to be unreasonably withheld or delayed. The affected Indemnitee shall have the right to participate, at its own expense and with counsel of its choice, in the defense of any Third Party Claim that has been assumed by the indemnifying party. The affected Indemnitee shall cooperate with all reasonable requests of the indemnifying party and its legal representatives in the investigation and defense of any Third Party Claim covered by this Article 11. An Indemnitee shall not, except at its own cost, voluntarily make any payment or incur any expense with respect to any claim or suit without the prior written consent of the indemnifying party, which such party shall not be required to give.

12.	Use of Names. Nothing contained in this Agreement shall be construed as conferring any right to use in advertising, publicity, or other promotional activities any name, trade name, trademark, trade dress or other designation of either party hereto (including any contraction, abbreviation or simulation of any of the foregoing), save as expressly stated herein. Each party hereto agrees not to use or refer to this Agreement or any provision hereof in any promotional activity without the express written approval of the other party, such approval not to be unreasonably withheld, conditioned or delayed.

13.	Warranty Disclaimer. EXCEPT AS EXPRESSLY SET FORTH HEREIN, (I) MARINA MAKES NO WARRANTIES WITH RESPECT TO THE MARINA TECHNOLOGY OR THE MARINA INTELLECTUAL PROPERTY, EITHER EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND (II) THE MARINA TECHNOLOGY IS PROVIDED AS IS, WITHOUT WARRANTY OF ANY KIND AND USE BY ONCOTELIC OF THE MARINA TECHNOLOGY IS AT ONCOTELIC’S OWN RISK; AND (III) ONCOTELIC MAKES NO WARRANTIES WITH RESPECT TO THE ONCOTELIC TECHNOLOGY OR THE ONCOTELIC INTELLECTUAL PROPERTY, EITHER EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND (IV) THE ONCOTELIC TECHNOLOGY IS PROVIDED AS IS, WITHOUT WARRANTY OF ANY KIND AND USE BY MARINA OF THE ONCOTELIC TECHNOLOGY IS AT MARINA’S OWN RISK.

14.	Limitation on Liability. EXCEPT FOR BREACHES OF A PARTY’S CONFIDENTIALITY OBLIGATIONS IN ARTICLE 9 OR A PARTY’S INDEMNIFICATION OBLIGATIONS IN RESPECT OF THIRD PARTY CLAIMS UNDER ARTICLE 11, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL, OR EXEMPLARY DAMAGES, EVEN IF SUCH PARTY HAD NOTICE OF THE POSSIBILITY OF SUCH DAMAGES.

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15.	Term and Termination.

15.1	Term.

15.1.1	This Agreement shall commence on the Effective Date and shall continue, unless terminated earlier as provided in this Article 15, in full force and effect as to each Licensed Product on a country-by-country basis until the last to expire Marina Patent in such country covering such Licensed Product. Upon the expiration (but not the earlier termination) of this Agreement in a given country in accordance with this Section 15.1.1, the licenses and rights granted by Marina to Oncotelic under this Agreement will continue on a fully paid-up, royalty-free and irrevocable basis in such country.

15.1.2	Notwithstanding anything in this Agreement to the contrary, in the event that Oncotelic fails (i) to timely deliver the Evaluation Notice or (ii) to timely pay the Commercial License Fee, this Agreement shall automatically and without further action by Marina terminate in its entirety.

15.2	Termination

15.2.1	By Marina. In the event Oncotelic breaches this Agreement, Marina shall have the right to terminate this Agreement effective sixty (60) days following delivery of written notice to Oncotelic referencing this Section 15.2.1 and specifying the breach, if Oncotelic fails to cure such material breach within such sixty (60) day period; provided, that if Oncotelic advises Marina in writing within such sixty (60) day period that such breach cannot reasonably be cured within such sixty (60) day period, and if in the reasonable judgment of Marina, Oncotelic is diligently seeking to cure such breach during such sixty (60) day period, then such sixty (60) day period shall be extended an additional sixty (60) days for an aggregate of 120 days after written notice of termination, and if Oncotelic fails to cure such material breach by the end of such 120-day period this Agreement shall automatically and without further action by Marina terminate in its entirety.

15.2.2	By Oncotelic. Any provision herein notwithstanding, Oncotelic shall have the right to terminate this Agreement by giving Marina thirty (30) days prior written notice referencing this Section 15.2.2.

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15.3	Effect of Termination/Expiration.

15.3.1	Reversion of Rights. As of the effective date of a termination pursuant to Section 15.2 and except as provided in this Section 15.3, the rights and licenses granted by Marina to Oncotelic under Article 2 shall terminate and all rights in the Marina Technology and the Marina Intellectual Property shall revert to Marina.

15.3.2	No Release. Termination of this Agreement shall not release either party hereto from any liability which at the time of such termination has already accrued to the other party.

15.3.3	Stock on Hand. In the event this Agreement is terminated for any reason, Oncotelic shall deliver to Marina, as soon as practicable after termination, a report indicating the quantity and description of Licensed Products on hand, on order, or in the course of manufacture as of the date of expiration or termination. Marina shall have the right to conduct a physical inventory of Oncotelic’s premises (and those of its sublicensees) to ascertain or verify such final report. In the event Oncotelic or such sublicensee refuses to permit Marina to conduct such physical inventory, Marina shall retain all legal and equitable rights that it may have in the premises. If such termination occurs after payment of the Commercial License Fee, Oncotelic and its sublicensees shall have the right, for a period of six (6) months following termination, to sell or otherwise dispose of all such Licensed Products.

15.3.4	Return of Information. Oncotelic shall forthwith deliver to Marina (and, unless a sublicensee has entered agreements with Marina pursuant to Section 15.3.5, shall cause such sublicensee to deliver) (a) a right of reference to any regulatory filings made by Oncotelic (or such sublicensee) with respect to Licensed Products (provided that Marina shall reimburse Oncotelic or such sublicensee for any costs or expenses incurred to provide any such rights of reference) and (b) all reports, memoranda, drawings, data, flow sheets and other documents and all copies thereof which contain or describe any research performed utilizing the Marina Technology or containing any Confidential Information of Marina.

15.3.5	Rights of Sublicensees. If this Agreement terminates for any reason (a) prior to payment by Oncotelic of the Commercial License Fee, then all sublicenses granted by Oncotelic shall automatically terminate and (b) after payment by Oncotelic of the Commercial License Fee, then each of Oncotelic’s sublicensees will, from the effective date of such termination, be deemed to have become a direct licensee of Marina with respect to the rights originally sublicensed to the sublicensee by Oncotelic, and Marina agrees that it will confirm the foregoing in writing at the request and for the benefit of Oncotelic and/or the sublicensee; provided, that (i) such sublicensee is not in breach of its sublicense agreement, (ii) such sublicensee promptly agrees to comply with all of the terms of this Agreement to the extent applicable with respect to the rights originally sublicensed to it by Oncotelic, (iii) such sublicensee promptly agrees to pay directly to Marina such sublicensee’s payments under such sublicense to the extent applicable to the rights sublicensed to it by Oncotelic and (iv) Marina shall have no obligations under such sublicense that are different from or greater than its obligations to Oncotelic under this Agreement; provided, further, that any such sublicensee shall only be responsible for any payments that become due as a result solely of such sublicensee’s activities after the effective date of any such termination and such sublicensee will be credited for any license payments already paid prior to the effective date of any such termination as if such payment had been made by such sublicensee.

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16.	Bankruptcy Code. All rights and licenses granted under this Agreement will be deemed licenses of rights to “intellectual property” as defined under Section 101 of the United States Bankruptcy Code for purposes of Section 365(n) of the U.S. Bankruptcy Code and Oncotelic will retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code. In addition, in the event that during the term of this Agreement, Marina files a voluntary petition in bankruptcy, is adjudicated a bankrupt, makes a general assignment for the benefit of creditors, admits in writing that it is insolvent or fails to discharge within sixty (60) days an involuntary petition in bankruptcy filed against it, then (i) Oncotelic will have a right of access to the information, patents and technology of Marina licensed under this Agreement consistent with the terms of this Agreement for purposes of 11 U.S.C. Section 365(n), (ii) Oncotelic as a licensee of intellectual property under this Agreement, shall retain and may fully exercise all of its rights and elections under the United States Bankruptcy Code, subject to its ongoing payment obligations as provided in U.S.C. 365(n) and (iii) Oncotelic shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such information, intellectual property and all embodiments of such intellectual property, which, if not already in Oncotelic’s possession, shall be promptly delivered to Oncotelic (A) upon any such commencement of a bankruptcy proceeding upon Oncotelic’s written request therefor unless Marina continues to perform all of its obligations under this Agreement, or (B) if not delivered under clause (A) above, following the rejection of this Agreement by or on behalf of Marina, upon written request therefor by Oncotelic.

17.	Miscellaneous.

17.1	Force Majeure. Neither Oncotelic nor Marina shall be responsible for failure or delay in performance of its obligations related to the Agreed Purpose due to causes beyond its reasonable control, including but not limited to, acts of God, governmental actions, fire, earthquake, labor difficulty, shortages, civil disturbances, transportation problems, interruptions of power or communications, failure of suppliers or subcontractors, or natural disasters.

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17.2	Relationship of the Parties. The relationship of the parties is that of independent contractors, and nothing herein shall be construed as establishing one party, its Affiliates, or any of its or their employees as the agent, legal representative, partner, employee, or servant of the other party or its Affiliates. Neither party shall have any right, power or authority to assume, create or incur any expense, liability or obligation, express or implied, on behalf of the other party or its Affiliates.

17.3	Waiver and Severability. No waiver by either party of any breach of any provision hereof shall constitute a waiver of any other breach of that or any other provision hereof. If any part, term or provision herein is determined to be invalid or unenforceable, the remainder of the terms and conditions herein shall not be affected, and shall otherwise remain in full force and effect.

17.4	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflicts of law rules, provided that those matters pertaining to the validity or enforceability of patent rights shall be interpreted and enforced in accordance with the laws of the territory in which such patent rights exist.

17.5	Assignment. Neither party shall assign this Agreement without the prior written consent of the other party. Notwithstanding the foregoing, either party may assign or transfer this Agreement to an Affiliate or to a successor to the party’s business by merger, consolidation, or similar business combination transaction, sale of stock, or sale of substantially all assets to which this Agreement relates, provided that, in the case of any assignment or transfer of this Agreement to an Affiliate, the assigning or transferring party shall remain fully liable for all of its obligations hereunder. As a condition to the effectiveness of any permitted assignment hereunder, any permitted successor or assignee of rights and/or obligations hereunder shall, in writing to the non-assigning party, expressly assume performance of all rights and/or obligations of the assigning party under this Agreement. This Agreement shall be binding upon and shall inure to the benefit of each party’s permitted successors-in-interest and permitted assigns. Any assignment or attempted assignment by either party in violation of the terms of this Section 17.5 shall be null and void and of no legal effect.

17.6	Entire Agreement. This Agreement constitutes the entire, full, and complete agreement of the parties concerning the subject matter hereof, and supersedes all prior agreements, negotiations, representations, and discussions, written or oral, express or implied, between the parties in relation thereto. This Agreement may only be amended or modified by a writing signed by both parties hereto.

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17.7	Notices. Any consent, notice or report required or permitted to be given or made under this Agreement by one of the parties to the other shall be in writing, (a) delivered personally, (b) sent by registered or certified mail, return receipt requested, or (c) sent by reputable overnight business courier, in each case to such other party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor, and shall be effective upon receipt by the addressee:

If to Marina:	Marina Biotech, Inc.
17870 Castleton Street
Suite 250
City of Industry, CA 91748
Attention: Chief Executive Officer

With a copy to:	Pryor Cashman LLP
7 Times Square
New York, NY 10036
Attention: Lawrence Remmel, Esq.

If to Oncotelic:	Oncotelic Inc.
29397 Agoura Rd., Suite 107
Agoura Hills, CA 91301
Attention: Chief Executive Officer

With a copy to:	_________________________
_________________________
_________________________
_________________________

[signature page follows]

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[Signature Page to License Agreement]

IN WITNESS WHEREOF, the parties have caused this License Agreement to be executed as of the date first written above.

MARINA BIOTECH, INC.		ONCOTELIC, INC.

By:	/s/ Joseph W. Ramelli	By:	/s/ Larn Hwang
	Joseph W. Ramelli, CEO		Larn Hwang, CSO

Date:	July 17, 2017	Date:	July 18, 2017

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Exhibit A

Marina Patents

Part I Patents Covering Delivery Technologies —

No.	Serial No.	Title	Country	Status
1.	International Application No. PCT/EP2006/009013	IMPROVEMENTS IN OR RELATING TO AMPHOTERIC LIPOSOMES	WIPO	National Stage
2.	Australia Patent No.2006291429	IMPROVEMENTS IN OR RELATING TO AMPHOTERIC LIPOSOMES	Australia	Issued
3.	Canada Patent No. 2,622,584	IMPROVEMENTS IN OR RELATING TO AMPHOTERIC LIPOSOMES	Canada	Issued
4.	Canada Appl. No. 2,889,540	IMPROVEMENTS IN OR RELATING TO AMPHOTERIC LIPOSOMES	Canada	Pending
5.	Japan Patent No. 5,571,308	IMPROVEMENTS IN OR RELATING TO AMPHOTERIC LIPOSOMES	Japan	Issued
6.	European Patent Application No. 06254821.9	IMPROVEMENTS IN OR RELATING TO AMPHOTERIC LIPOSOMES	European Pat Office	Pending
7.	US Patent No. 9,066,867	IMPROVEMENTS IN OR RELATING TO AMPHOTERIC LIPOSOMES	U.S.	Issued
8.	US Application No. 14/538,809	IMPROVEMENTS IN OR RELATING TO AMPHOTERIC LIPOSOMES	U.S.	Pending
9.	International Application No. PCT/EP2002/001880	AMPHOTERIC LIPOSOMES AND THE USE THEREOF	WIPO	National Stage
10.	European Patent No. 1,363,601	AMPHOTERIC LIPOSOMES AND THE USE THEREOF	European Pat Office	Issued
11.	EP 1,363,601	AMPHOTERIC LIPOSOMES AND THE USE THEREOF	Austria	Issued
12.	EP 1,363,601	AMPHOTERIC LIPOSOMES AND THE USE THEREOF	Belgium	Issued
13.	EP 1,363,601	AMPHOTERIC LIPOSOMES AND THE USE THEREOF	Switzerland	Issued
14.	DE 50210271.3	AMPHOTERIC LIPOSOMES AND THE USE THEREOF	Germany	Issued

[CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

No.	Serial No.	Title	Country	Status
15.	ES 02701290.5	AMPHOTERIC LIPOSOMES AND THE USE THEREOF	Spain	Issued
16.	EP 1,363,601	AMPHOTERIC LIPOSOMES AND THE USE THEREOF	France	Issued
17.	EP 1,363,601	AMPHOTERIC LIPOSOMES AND THE USE THEREOF	Great Britain	Issued
18.	EP 1,363,601	AMPHOTERIC LIPOSOMES AND THE USE THEREOF	Ireland	Issued
19.	EP 1,363,601	AMPHOTERIC LIPOSOMES AND THE USE THEREOF	Italy	Issued
20.	EP 1,363,601	AMPHOTERIC LIPOSOMES AND THE USE THEREOF	Netherlands	Issued
21.	Australia Patent No. 2002234643	AMPHOTERIC LIPOSOMES AND THE USE THEREOF	Australia	Issued
22.	Brazil Patent No. PI0207775.2	AMPHOTERIC LIPOSOMES AND THE USE THEREOF	Brazil	Issued
23.	Canada Patent No. 2,438,116	AMPHOTERIC LIPOSOMES AND THE USE THEREOF	Canada	Issued
24.	China Patent No. 1,241,549	AMPHOTERIC LIPOSOMES AND THE USE THEREOF	China	Issued
25.	Japan Patent No. 5,480,764	AMPHOTERIC LIPOSOMES AND THE USE THEREOF	Japan	Issued
26.	Japan Appl. No. 2014-165961	AMPHOTERIC LIPOSOMES AND THE USE THEREOF	Japan	Pending
27.	Japan Appl. No. 2016-001813	AMPHOTERIC LIPOSOMES AND THE USE THEREOF	Japan	Pending

[CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

No.	Serial No.	Title	Country	Status
28.	US Patent No. 7,371,404	AMPHOTERIC LIPOSOMES AND THE USE THEREOF	U.S.	Issued
29.	US Patent No. 7,780,983	AMPHOTERIC LIPOSOMES AND THE USE THEREOF	U.S.	Issued
30.	US Patent No. 7,858,117	AMPHOTERIC LIPOSOMES AND THE USE THEREOF	U.S.	Issued
31.	International Application No. PCT/EP2007/002349	EFFICIENT METHOD FOR LOADING AMPHOTERIC LIPOSOMES WITH NUCLEIC ACID ACTIVE SUBSTANCES	WIPO	National Stage
32.	European Application No. 07723327.8	EFFICIENT METHOD FOR LOADING AMPHOTERIC LIPOSOMES WITH NUCLEIC ACID ACTIVE SUBSTANCES	European Pat Office	Pending
33.	US Application No. 14/066,616	EFFICIENT METHOD FOR LOADING AMPHOTERIC LIPOSOMES WITH NUCLEIC ACID ACTIVE SUBSTANCES	U.S.	Pending

Part II – Patents Covering CRN Technology and CRN Molecules

No.	Serial No.	Title	Country	Status
1.	International Application No. PCT/US2011/033980	NUCLEIC ACID COMPOUNDS WITH CONFORMATIONALLY RESTRICTED MONOMERS AND USES THEREOF (CRN)	WIPO	National Stage
2.	European Application No. 11717901.0	NUCLEIC ACID COMPOUNDS WITH CONFORMATIONALLY RESTRICTED MONOMERS AND USES THEREOF (CRN)	European Pat Office	Pending
3.	US Application No. 14/623,498	NUCLEIC ACID COMPOUNDS WITH CONFORMATIONALLY RESTROICTED MONOMERS AND USES THEREOF (CRN)	U.S.	Pending
4.	International Application No. PCT/US2012/054308	SYNTHESIS AND USES OF NUCLEIC ACID COMPOUNDS WITH CONFORMATIONALLY RESTRICTED MONOMERS (CRN)	WIPO	National Stage
5.	Australia Application No. 2012304358	SYNTHESIS AND USES OF NUCLEIC ACID COMPOUNDS WITH CONFORMATIONALLY RESTRICTED MONOMERS (CRN)	Australia	Allowed
6.	Singapore Patent No. 11201401314P	SYNTHESIS AND USES OF NUCLEIC ACID COMPOUNDS WITH CONFORMATIONALLY RESTRICTED MONOMERS (CRN)	Singapore	Issued
7.	US Application No. 14/343,607	SYNTHESIS AND USES OF NUCLEIC ACID COMPOUNDS WITH CONFORMATIONALLY RESTRICTED MONOMERS (CRN)	U.S.	Allowed
8.	European Application No. 12758731.9	SYNTHESIS AND USES OF NUCLEIC ACID COMPOUNDS WITH CONFORMATIONALLY RESTRICTED MONOMERS (CRN)	European Pat Office	Pending
9.	Canada Application No. 2,863,253	SYNTHESIS AND USES OF NUCLEIC ACID COMPOUNDS WITH CONFORMATIONALLY RESTRICTED MONOMERS (CRN)	Canada	Pending
10.	China Application No. 201280054375.5	SYNTHESIS AND USES OF NUCLEIC ACID COMPOUNDS WITH CONFORMATIONALLY RESTRICTED MONOMERS (CRN)	China	Pending
11.	Hong Kong Application No. 14112251.3	SYNTHESIS AND USES OF NUCLEIC ACID COMPOUNDS WITH CONFORMATIONALLY RESTRICTED MONOMERS (CRN)	Hong Kong	Pending
12.	Korea Application No. 10-2014-7009037	SYNTHESIS AND USES OF NUCLEIC ACID COMPOUNDS WITH CONFORMATIONALLY RESTRICTED MONOMERS (CRN)	Republic of Korea	Pending
13.	India Application No. 710-KOLNP/2014	SYNTHESIS AND USES OF NUCLEIC ACID COMPOUNDS WITH CONFORMATIONALLY RESTRICTED MONOMERS (CRN)	India	Pending
14.	US Patent No. 6,083,482	CONFORMATIONALLY LOCKED NUCLEOSIDES AND OLIGONUCLEOTIDES (CRN)	U.S.	Issued

[CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

EXHIBIT B

Press Release

News Release

Marina Biotech Announces a License Agreement to SMARTICLES and CRN Platforms for Antisense DNA therapeutics

City of Industry, CA July [  ], 2017 – Marina Biotech, Inc. (OTCQB: MRNA) a biopharmaceutical company focused on the development and commercialization of innovative therapeutics for disease intersections of arthritis, hypertension, and cancer, today announced that they have entered into a license agreement with Oncotelic, Inc. regarding the Company’s SMARTICLES™ platform for the delivery of antisense DNA therapeutics. This represents the first time that the Company’s SMARTICLES™ technologies have been licensed in connection with delivery of Marina’s proprietary Conformationally Restricted Nucleotides and other antisense nucleotides. Under terms of the agreement, Oncotelic will invest $250,000 in Marina at a share price of $0.51. In addition, Marina may receive in certain circumstances a commercial license fee consummated by the sale to Oncotelic of shares of the common stock of Marina for an aggregate purchase price of $500,000, with the purchase price for each share of Marina common stock being the greater of $0.51 or the volume weighted average price of the Marina common stock at the time of purchase, and as well sales milestones, which sales milestones shall not exceed in any event Ninety Million Dollars ($90,000,000). Further details of the agreement were not disclosed.

“With the execution of this license agreement, the company extends its runway and enters into new areas medicine,” stated Joseph W. Ramelli, CEO of Marina Biotech. “We are now beginning to see our delivery technologies used with various types of molecules and entities. We hope our delivery technologies continue to provide new therapeutic opportunities to the patient community.”

About Marina Biotech, Inc.

Marina Biotech’s focus is to treat the intersection of arthritis, pain, hypertension, and oncology diseases using combination therapies of already approved drugs. The company is developing and commercializing late stage, non-addictive pain therapeutics. The company’s ‘next-generation of celecoxib,’ including IT-102 and IT-103, are designed to control the dangerous side-effect of edema that prohibits the drug from being prescribed at higher doses. These have the potential of replacing opioids and combatting the opioid epidemic. Additionally we are developing therapeutic microbiome using the only orally bioavailable siRNAs platform against FAP and IBD. Additional information about Marina Biotech is available at http://www.marinabio.com.

Marina Biotech Forward-Looking Statements

Statements made in this news release may be forward-looking statements within the meaning of Federal Securities laws that are subject to certain risks and uncertainties and involve factors that may cause actual results to differ materially from those projected or suggested. Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to: (i) the ability of Marina Biotech to successfully integrate its business operations with those of IthenaPharma; (ii) the ability of Marina Biotech to obtain funding to support its clinical development; (iii) the ability of Marina Biotech to attract and/or maintain manufacturing, research, development and commercialization partners; (iv) the ability of Marina Biotech and/or a partner to successfully complete product research and development, including preclinical and clinical studies and commercialization; (v) the ability of Marina Biotech and/or a partner to obtain required governmental approvals; and (vi) the ability of Marina Biotech and/or a partner to develop and commercialize products prior to, and that can compete favorably with those of, competitors. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in Marina Biotech’s most recent filings with the Securities and Exchange Commission. Marina Biotech assumes no obligation to update or supplement forward-looking statements because of subsequent events.